Exhibit 3.2

AMENDED AND RESTATED BYLAWS OF
ROBINHOOD MARKETS, INC.

Effective as of [●], 2021

Table of Contents
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ARTICLE I
STOCKHOLDERS’ MEETINGS
Section 1.1    Place of Meetings. The Board of Directors of the Corporation (the “Board of Directors”) or the Chair of the Board of Directors may designate the place of meeting for any annual or special meeting of the stockholders or may designate that the meeting be held by means of remote communication. If no designation is so made, the place of meeting shall be the principal executive offices of the Corporation.
Section 1.2    Annual Meetings. The annual meeting of the stockholders shall be held on such date and at such time and place as the Board of Directors may designate. At such annual meeting, the stockholders shall elect directors in accordance with the requirements of the Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) and transact such other business as may properly be brought before the meeting.
Section 1.3    Special Meetings. Subject to the rights of the holders of any preferred stock (“Preferred Stock”) with respect to such series of Preferred Stock, special meetings of the stockholders may only be called by or at the direction of (i) the Chair of the Board of Directors, (ii)  the Lead Independent Director, if any, (iii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors that the Corporation would have if all vacancies or unfilled directorships were filled (the “Whole Board”) or (iv) the Chair of the Board of Directors or the Secretary of the Corporation upon a written request by or on behalf of stockholders of the Corporation holding at least twenty-five percent (25%) of the voting power of all shares of capital stock of the Corporation then entitled to vote on the matter or matters brought before such meeting. Any such request by stockholders shall (A) be delivered to, or mailed to and received by, the Secretary at the principal executive offices of the Corporation, (B) be signed and dated by each stockholder, or a duly authorized agent of each such stockholder, requesting such meeting, (C) set forth the purpose or purposes of the meeting and (D) include the information required by Section 1.14(c), as applicable, and a representation by such stockholder(s) that (1) not later than ten (10) days after the record date for any such special meeting, it will provide such information as of the record date for such special meeting to the extent not previously provided, and (2) not later than five (5) days prior to the date for such special meeting or any adjournment, rescheduling or postponement thereof, it shall further update and supplement the information so that such information shall be true and correct as of the date that is ten (10) days prior to such special meeting or any adjournment, rescheduling or postponement thereof. Notwithstanding the foregoing, a special meeting requested by stockholders shall not be held if: (i) the stated business to be brought before the special meeting is not a proper subject for stockholder action under applicable law, the Certificate of Incorporation or these Bylaws of the Corporation (these “Bylaws”), (ii) the Board of Directors has called or calls for an annual meeting of stockholders to be held within ninety (90) days after the request for the special meeting is delivered to or received by the Secretary of the Corporation and the Board of Directors determines in good faith that the business of such annual meeting includes (among any other matters properly brought before the annual meeting) an item of business (other than the election of directors) that is identical or substantially similar (a “Similar

Item”) to an item of business included in such request, (iii) the business conducted at the most recent annual meeting, or at any special meeting held within one (1) year prior to receipt of such request, included (among any other matters properly brought before such meeting) a Similar Item or (iv) such request is delivered between the sixty-first (61st) day and the three-hundred-sixty- fifth (365th) day after the earliest date of signature on an effective request for a special meeting that has been delivered to the Chair of the Board of Directors or the Secretary of the Corporation relating to a Similar Item. A stockholder may revoke a request for a special meeting at any time by written revocation delivered to, or mailed to and received by, the Secretary of the Corporation. If, at any time after receipt by the Secretary of the Corporation of a proper request for a special meeting of stockholders, there are no longer valid requests from stockholders holding in the aggregate at least the requisite number of shares entitling the stockholders to request the calling of a special meeting, whether because of revoked requests or otherwise, the Board of Directors, in its discretion, may cancel the special meeting (or, if the special meeting has not yet been called, may direct the Chair of the Board of Directors or the Secretary of the Corporation not to call such a meeting).
Section 1.4    Notice. Notice of an annual or special meeting shall be given to each stockholder entitled to vote thereat not less than ten (10) days nor more than sixty (60) days prior to the meeting. The date, place, if any, and time of the meeting, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, shall be stated in the notice of such meeting delivered or mailed to stockholders. If mailed, such notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. If notice is given by electronic transmission, such notice shall be deemed to be given in accordance with and at the times provided in the General Corporation Law of the State of Delaware (the “DGCL”). Such further notice shall be given as may be required by applicable law. Meetings may be held without notice if all stockholders entitled to vote thereat are present, or if notice is waived by those not present in accordance with Section 6.4.
Section 1.5    Quorum; Adjournments; Postponement. The holders of stock representing a majority of the voting power of all shares of stock issued and outstanding and entitled to vote at a meeting of stockholders, present in person or represented by proxy, shall be requisite for and shall constitute a quorum of all meetings of the stockholders, except as otherwise provided by applicable law, by the Certificate of Incorporation or by these Bylaws; provided that, where a separate vote by a class or series is required, a majority of the voting power of the outstanding shares of such class or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter, except as otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws. In the absence of a quorum, holders of stock representing a majority of the voting power of all shares present in person or represented by proxy at the meeting, or the chair of the meeting, may adjourn any annual or special meeting of stockholders, from time to time, until a quorum shall be present or represented, to reconvene at the same or some other place. Furthermore, the chair of the meeting may adjourn any annual or special meeting of stockholders, from time to time, to reconvene at the same or some other place, whether or not a quorum is present or represented. Except as required by applicable law, no notice of the adjourned meeting need be given if the time and place thereof, if any, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting. Any previously scheduled meeting of stockholders may be postponed, canceled or rescheduled by the Board of Directors at any time, before or after the notice for such meeting has been sent to the stockholders, and the Corporation shall publicly announce such postponement, cancellation or rescheduling.
Section 1.6    Proxies; Voting.
(a)    At each meeting of the stockholders of the Corporation, every stockholder having the right to vote may authorize another person to act for him or her by proxy. Such authorization must be in writing and executed by the stockholder or his or her authorized officer, director, employee or agent. To the extent permitted by applicable law, a stockholder may authorize another person or persons to act for him or her as proxy by transmitting or authorizing the transmission of an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission; provided that the electronic transmission either sets forth or is submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder. A copy, facsimile transmission or other reliable reproduction of a writing or transmission authorized by this Section 1.6 may be substituted for or used in lieu of the original writing or electronic transmission for any and all purposes for which the original writing or transmission could be used; provided that such copy, facsimile transmission or other reproduction shall be a complete reproduction of the entire original writing or transmission. No proxy authorized hereby shall be voted or acted upon more than three (3) years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing a subsequent duly executed proxy with the Secretary of the Corporation no later than the time designated in the order of business for so delivering such proxies. No ballot, proxies or votes nor any revocations thereof or changes thereto shall be accepted after the time set for the closing of the polls pursuant to Section 1.10 unless the Court of Chancery of the State of Delaware upon application of a stockholder shall determine otherwise. Each proxy shall be delivered to the inspectors of election prior to or at the meeting.
(b)    Except as otherwise provided by applicable law, the Certificate of Incorporation, these Bylaws or the applicable rules of any securities exchange on which the Corporation’s securities are listed, if a quorum exists at any meeting of stockholders, stockholders shall have approved any matter (other than the election of directors, which is addressed in Section 1.6(c)) if (i) a majority of votes cast on such matter by stockholders present in person or represented by proxy at the meeting and entitled to vote on such matter are in favor of such matter and (ii) where a separate vote by a class or series or classes or series is required, a majority of the votes cast on such matter by stockholders of such class or series or classes or series present in person or represented by proxy at the meeting and entitled to vote on such matter are in favor of such matter. For purposes of this Section 1.6(b), a majority of votes cast shall mean that the number of shares voted “for” a matter exceeds 50% of the number of votes cast with respect to that matter. Votes cast shall include votes against the matter and shall exclude abstentions and broker non-votes with respect to that matter, but abstentions and broker non-votes will be considered for purposes of establishing a quorum.
(c)    Except as set forth below, and subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, if a quorum exists at any meeting of stockholders, stockholders shall have approved the election of a director if a majority of the votes cast at any meeting for the election of such director are in favor of such election. For purposes of this Section 1.6(c), a majority of votes cast shall mean that the number of shares voted “for” a director’s election exceeds fifty percent (50%) of the number of votes cast with respect to that director’s election. Votes cast shall include any votes against that director’s election and any directions to withhold authority with respect to that director’s election and shall exclude abstentions and broker non-votes with respect to that director’s election, but abstentions and broker non-votes will be considered for purposes of establishing a quorum. Notwithstanding the foregoing, in the event of a “contested election” of directors, directors shall be elected by the vote of a plurality of the votes cast at any meeting for the election of directors at which a quorum is present and broker non-votes and abstentions will be considered for purposes of establishing a quorum but will not have an effect on the result of the vote. For purposes of this Section 1.6(c), a “contested election” shall mean any election of directors in which the number of candidates for election as directors exceeds the number of directors to be elected, with the determination thereof being made by the Secretary. If, prior to the time the Corporation mails its initial proxy statement in connection with such election of directors, one or more notices of nomination are withdrawn such that the number of candidates for election as director no longer exceeds the number of directors to be elected, the election shall not be considered a contested election, but in all other cases, once an election is determined to be a contested election, directors shall be elected by the vote of a plurality of the votes cast.
(d)    If a nominee for director who is an incumbent director is not elected and no successor has been elected at such meeting, the director shall promptly tender his or her irrevocable resignation to the Board of Directors in accordance with the agreement contemplated by Section 2.16, such resignation to be effective upon acceptance by the Board of Directors as set forth in this Section 1.6(d). The Nominating and Corporate Governance Committee shall make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board of Directors shall act on the tendered resignation, taking into account the Nominating and Corporate Governance Committee’s recommendation. The Nominating and Corporate Governance Committee in making its recommendation, and the Board of Directors in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The director who tenders his or her irrevocable resignation shall not participate in the recommendation of the Nominating and Corporate Governance Committee or the decision of the Board of Directors with respect to his or her irrevocable resignation. If such incumbent director’s irrevocable resignation is not accepted by the Board of Directors, such director shall continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal. If a director’s irrevocable resignation is accepted by the Board of Directors pursuant to these Bylaws, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of Section 2.3 or may decrease the size of the Board of Directors pursuant to the provisions of Section 2.3.
Section 1.7    Inspectors of Election. The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors of election, which inspector or inspectors may, but does not need to, include individuals who serve the Corporation in other capacities, to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the chair of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall perform the actions required by Section 231(b) of the DGCL or any successor provision thereto. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.
Section 1.8    List of Stockholders Entitled to Vote. At least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, with the post office address of each such stockholder, and the number of shares held by each, shall be prepared by the Secretary. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours at the Corporation’s headquarters or on a reasonably accessible electronic network; provided that the information required to gain access to such list is provided with the notice of the meeting, and shall be produced and kept at the time and place of meeting during the whole time thereof and be subject to the inspection of any stockholder who may be present. The original or duplicate stock ledger shall be provided at the time and place of each meeting and shall be the only evidence as to the identity of the stockholders entitled to examine the list of stockholders or to vote in person or by proxy at such meeting.
Section 1.9    Organization. Meetings of stockholders shall be presided over by the Chair of the Board of Directors, or in his or her absence, by a chair designated by the Board of Directors, or in the absence of such designation, by the Lead Independent Director, or in his or her absence or if he or she has not been appointed, by a chair chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence, the chair of the meeting may appoint any person to act as secretary of the meeting.
Section 1.10    Conduct of Meetings. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at or prior to such meeting by the chair of the meeting. The Board of Directors of the Corporation may adopt by resolution such rules or regulations for the conduct of meetings of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chair of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chair of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chair of the meeting shall permit; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The chair of any meeting shall determine all matters relating to the conduct of the meeting, including, without limitation, determining whether any nomination or other item of business has been properly brought before the meeting in accordance with these Bylaws, and if the chair of the meeting should so determine and declare that any nomination or other item of business has not been properly brought before the meeting, then such nomination shall be disregarded and such business shall not be transacted at such meeting. Business conducted at a special meeting requested by stockholders shall be limited to the matters described in the request for such a meeting delivered pursuant to Section 1.3; provided that nothing herein shall prohibit the Board of Directors from submitting any matter to the stockholders at any such special meeting. If none of the stockholders who submitted the request for a special meeting appears or otherwise sends a qualified representative to present the business proposed to be conducted at such meeting, the chair of such meeting need not present such business for a vote of stockholders at such meeting. Unless and to the extent determined by the Board of Directors or the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.
Section 1.11    Fixing Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date, (i) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by applicable law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting; and (ii) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed, (A) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the date next preceding the day on which the meeting is held; and (B) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
Section 1.12    Stockholder Action by Written Consent. Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock and except as provided in the Certificate of Incorporation, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.
Section 1.13    Order of Business.
(a)    Annual Meeting of Stockholders. At any annual meeting of the stockholders, only such nominations of individuals for election to the Board of Directors shall be made, and only such other business shall be conducted or considered, as shall have been properly brought before the meeting. For nominations to be properly made at an annual meeting, and proposals of other business to be properly brought before an annual meeting, nominations and proposals of other business must be: (i) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly made at the annual meeting by or at the direction of the Board of Directors or (iii) otherwise properly requested to be brought before the annual meeting by a stockholder of the Corporation in accordance with these Bylaws. For nominations of individuals for election to the Board of Directors or proposals of other business to be properly requested by a stockholder to be made at an annual meeting, a stockholder must (A) be a stockholder of record at the time of giving of notice of such annual meeting by or at the direction of the Board of Directors and at the time of the annual meeting, (B) be entitled to vote at such annual meeting and (C) comply with the procedures set forth in these Bylaws as to such business or nomination. Subject to Section 1.14, the immediately preceding sentence shall be the exclusive means for a stockholder to make nominations or other business proposals (other than matters properly brought under Rule 14a-8 under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and included in the Corporation’s notice of meeting) before an annual meeting of stockholders.
(b)    Special Meetings of Stockholders. At any special meeting of the stockholders, only such business shall be conducted or considered as shall have been properly brought before the meeting. To be properly brought before a special meeting, proposals of business must be (i) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly made at the special meeting by or at the direction of the Board of Directors or (iii) otherwise properly requested to be brought before the special meeting by a stockholder of the Corporation in accordance with Section 1.3; provided, however, that nothing herein shall prohibit the Board of Directors from submitting additional matters to stockholders at any such special meeting. Nominations of individuals for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (A) by or at the direction of the Board of Directors or (B) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who (x) is a stockholder of record at the time of giving of notice of such special meeting and at the time of the special meeting, (y) is entitled to vote at the meeting and (z) complies with the procedures set forth in these Bylaws as to such nomination. Subject to Section 1.14, this Section 1.13(b) shall be the exclusive means for a stockholder to make nominations or other business proposals (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting) before a special meeting of stockholders.
(c)    General. Except as otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, the chair of any annual or special meeting shall have the power to determine whether a nomination or any other business proposed to be brought before any stockholder meeting was made or proposed, as the case may be, in accordance with these Bylaws and, if any proposed nomination or other business is not in compliance with these Bylaws, to declare that no action shall be taken on such nomination or other proposed business and such nomination shall be disregarded or such other proposed business shall not be conducted.
Section 1.14    Advance Notice of Stockholder Proposal.
(a)    Annual Meeting of Stockholders. Without qualification or limitation, subject to Section 1.14(c)(iv), for any nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to Section 1.13(a), the stockholder must have given timely notice thereof (including, without limitation, in the case of nominations, the completed and signed questionnaire, representation and agreement required by Section 2.16), and timely updates and supplements thereof, in each case in proper form, in writing to the Secretary, and such other business must otherwise be a proper matter for stockholder action.
To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day and not later than the close of business on the ninetieth (90th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to the date of such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall any adjournment, rescheduling or postponement of an annual meeting, or the public announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above.
Notwithstanding anything in the immediately preceding paragraph to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased by the Board of Directors, and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 1.14(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.
In addition, to be considered timely, a stockholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) days prior to the meeting or any adjournment, rescheduling or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than ten (10) days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than the fifth (5th) day prior to the date for the meeting or any adjournment, rescheduling or postponement thereof in the case of the update and supplement required to be made as of ten (10) days prior to the meeting or any adjournment, rescheduling or postponement thereof. The obligation to update and supplement as set forth in this paragraph or any other section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or under any other provision of these Bylaws or enable or be deemed to permit a stockholder who has previously submitted notice hereunder or under any other provision of these Bylaws to amend or update any proposal or to submit any new proposal, including, without limitation, by changing or adding nominees, matters, business or resolutions proposed to be brought before a meeting of the stockholders.
(b)    Special Meeting of Stockholders. Without qualification or limitation, subject to Section 1.14(c)(iv), for any business to be properly requested to be brought before a special meeting of stockholders by a stockholder pursuant to Section 1.13(b), the stockholder must have given timely notice thereof and timely updates and supplements thereof, in each case in proper form, in writing to the Secretary and such business must otherwise be a proper matter for stockholder action.
Subject to Section 1.14(c)(iv), in the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any stockholder may nominate an individual or individuals (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting; provided that the stockholder gives timely notice thereof (including, without limitation, the completed and signed questionnaire, representation and agreement required by Section 2.16), and timely updates and supplements thereof, in each case in proper form, in writing to the Secretary.
To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to the date of such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than one hundred (100) days prior to the date of such special meeting, the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and, if applicable, of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any adjournment, rescheduling or postponement of a special meeting of stockholders, or the public announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above.
In addition, to be considered timely, a stockholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) days prior to the meeting or any adjournment, rescheduling or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than ten (10) days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than the fifth (5th) day prior to the date for the meeting or any adjournment, rescheduling or postponement thereof in the case of the update and supplement required to be made as of ten (10) days prior to the meeting or any adjournment, rescheduling or postponement thereof. The obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or under any other provision of these Bylaws or enable or be deemed to permit a stockholder who has previously submitted notice hereunder or under any other provision of these Bylaws to amend or update any proposal or to submit any new proposal, including, without limitation, by changing or adding nominees, matters, business or resolutions proposed to be brought before a meeting of the stockholders.
(c)    Disclosure Requirements. To be in proper form, a stockholder’s notice pursuant to Section 1.3, Section 1.13 or this Section 1.14 must include the following, as applicable:
(i)    As to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal, as applicable, is being made, a stockholder’s notice must set forth: (A) the name and address of (1) each such person, (2) any holder of record of the stockholder’s shares as they appear on the Corporation’s books and (3) each of their respective affiliates or associates or others acting in concert therewith (each person referred to in the foregoing clauses (2) and (3), a “Stockholder Associated Person”), (B) (1) the class and number of all shares of capital stock of the Corporation that are owned, directly or indirectly, by (x) each such person (beneficially and of record) and (y) each Stockholder Associated Person and (2) the name of each nominee holder of shares of stock of the Corporation owned but not of record by such person or any Stockholder Associated Person, the date such person or Stockholder Associated Person acquired each such share of capital stock of the Corporation and the number of such shares of stock of the Corporation held by each such nominee holder, (C) a description of any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived, in whole or in part, from the value of any class or series of shares of the Corporation, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation, including, without limitation, due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the Corporation, through the delivery of cash or other property, or otherwise, and without regard to whether any such person or any Stockholder Associated Person may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned beneficially by any such person or any Stockholder Associated Person , (D) a description of any transaction, agreement, arrangement or understanding with respect to such nomination or business, as applicable, between or among any such person, any Stockholder Associated Person, and any other person (including their names) in connection with the proposal of such nomination or business, as applicable, and any material interest of any such person or any Stockholder Associated Person in such nomination or business, as applicable, including, without limitation, the contemplated benefit therefrom to such person or Stockholder Associated Person, (E) a description of any agreement, arrangement, understanding, relationship or otherwise, including, without limitation, any repurchase or similar so-called “stock borrowing” agreement or arrangement, involving any such person or any Stockholder Associated Person, directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such person or Stockholder Associated Person with respect to any class or series of shares of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of shares of the Corporation (any of the foregoing, a “Short Interest”), (F) any rights to dividends on the shares of the Corporation owned beneficially by any such person or any Stockholder Associated Person that are separated or separable from the underlying shares of the Corporation, (G) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which any such person or any Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, (H) any performance-related fees (other than an asset-based fee) to which any such person or any Stockholder Associated Person is entitled based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, including, without limitation, any such interests held by members of the immediate family sharing the same household of such person or Stockholder Associated Person, (I) any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Corporation held by any such person or any Stockholder Associated Person, (J) any direct or indirect interest of any such person or any Stockholder Associated Person in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case and without limitation, any employment agreement, collective bargaining agreement or consulting agreement), (K) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) or an amendment pursuant to Rule 13d-2(a) if such a statement were required to be filed under the Exchange Act and the rules and regulations promulgated thereunder by any such person or any Stockholder Associated Person, if any, (L) a representation that each such person is a holder of record or beneficial owner of shares of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice or propose such business, as applicable, (M) a representation as to whether any such person intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the nominee or approve such proposed business, as applicable, and/or otherwise to solicit proxies from stockholders in support of the nomination or proposed business, as applicable, (N) a representation that each such person shall provide any other information reasonably required by the Corporation to determine if such notice is in proper form and (O) any other information relating to each such person and Stockholder Associated Person, if any, that would be required to be disclosed in a proxy statement and form of proxy or other filings required to be made in connection with the solicitation of proxies for, as applicable, the proposed business or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;
(ii)    If the notice includes any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, a stockholder’s notice must, in addition to the matters set forth in Section 1.14(c)(i), also set forth, with respect to each such business matter: (A) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and (B) the text of the proposal or business (including, without limitation, the text of any resolutions proposed for consideration and, in the event that such proposal or business includes a proposal to amend these Bylaws or the Certificate of Incorporation, the text of the proposed amendment);
(iii)    As to each individual, if any, whom the stockholder proposes to nominate for election or reelection to the Board of Directors, a stockholder’s notice must, in addition to the matters set forth in Section 1.14(c)(i), also set forth, with respect to each such individual: (A) all information relating to such individual that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including, without limitation, such individual’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (B) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder, such beneficial owner, if any, and any Stockholder Associated Persons, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and
(iv)    As to each individual, if any, whom the stockholder proposes to nominate for election or reelection to the Board of Directors, a stockholder’s notice must, in addition to the matters set forth in Section 1.14(c)(i) and Section 1.14(c)(iii), also include a completed and signed questionnaire, representation and agreement required by Section 2.16. In addition to the information required pursuant to this paragraph or any other provision of these Bylaws, the Corporation may require any proposed nominee to furnish any other information (A) that may reasonably be required by the Corporation to determine whether the proposed nominee would be independent under the rules and listing standards of the securities exchanges upon which the stock of the Corporation is listed or traded, any applicable rules of the U.S. Securities and Exchange Commission or any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors (collectively, the “Independence Standards”), (B) that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee, or (C) that may reasonably be required by the Corporation to determine the eligibility of such nominee to serve as a director of the Corporation. Notwithstanding anything to the contrary, only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible for election as directors.
(d)    Other.
(i)    For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.
(ii)    Notwithstanding the provisions of these Bylaws, a stockholder shall also comply with all applicable requirements of state law and the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these Bylaws; provided, however, that any references in these Bylaws to state law and the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit the separate and additional requirements set forth in these Bylaws with respect to nominations of directors or proposals of any other business to be considered.
(iii)    Nothing in these Bylaws shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (B) of the holders of any series of Preferred Stock if and to the extent provided for under applicable law, the Certificate of Incorporation or these Bylaws. Subject to Rule 14a-8 under the Exchange Act, nothing in these Bylaws shall be construed to permit any stockholder, or give any stockholder the right, to include or have disseminated or described in the Corporation’s proxy statement any nomination of a director or directors or any other business proposal.
ARTICLE II
DIRECTORS
Section 2.1    Duties and Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authorities expressly conferred upon the Board of Directors by these Bylaws, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders.
Section 2.2    Number; Election; Term. Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, the number of directors shall be fixed from time to time exclusively in accordance with the Certificate of Incorporation. The election and term of directors of the Corporation shall be as provided in the Certificate of Incorporation.
Section 2.3    Vacancies and Newly Created Directorships. Subject to applicable law and the rights of the holders of any one or more series of Preferred Stock then outstanding, newly created directorships and any vacancy on the Board of Directors shall be filled only to the extent and in the manner provided in the Certificate of Incorporation.
Section 2.4    Removal. Subject to the rights of holders of any outstanding series of Preferred Stock with respect to the removal of directors, any or all directors of the Corporation may be removed from office only to the extent and in the manner provided in the Certificate of Incorporation.
Section 2.5    Resignation. Any director may resign at any time upon written or electronically transmitted notice to the Secretary of the Corporation. Except for resignations tendered pursuant to Section 1.6(d), any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice and, unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective.
Section 2.6    Place of Meetings; Records. The directors may hold their meetings either within or without the State of Delaware and keep the books of the Corporation outside of the State of Delaware at such places as they may from time to time determine.
Section 2.7    Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place either within or without the State of Delaware as shall from time to time be determined by the Board of Directors.
Section 2.8    Special Meetings. Special meetings of the Board of Directors may be called by the Chair of the Board of Directors (or by any officer designated by the Chair of the Board of Directors), the Lead Independent Director, if any, or a majority of the Whole Board by the mailing of notice to each director at least forty-eight (48) hours before the meeting or by notifying each director of the meeting at least twenty-four (24) hours prior thereto either personally, by telephone or by electronic transmission; special meetings may be called on like notice by the Chair of the Board of Directors (or by any officer designated by the Chair of the Board of Directors) or the Lead Independent Director on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.
Section 2.9    Organization. At each meeting of the Board of Directors or any committee thereof, the Chair of the Board of Directors or the chair of such committee, as the case may be, or, in his or her absence or if there be none, the Lead Independent Director, or in his or her absence or if he or she has not been appointed, a director chosen by a majority of the directors present, shall act as chair. Except as provided below, the Secretary shall act as secretary at each meeting of the Board and of each committee thereof. In case the Secretary shall be absent from any meeting of the Board of Directors or of any committee thereof, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all the Assistant Secretaries, the chair of the meeting may appoint any person to act as secretary of the meeting. Notwithstanding the foregoing, the members of each committee of the Board of Directors may appoint any person to act as secretary of any meeting of such committee and the Secretary or any Assistant Secretary of the Corporation may, but need not if such committee so elects, serve in such capacity.
Section 2.10    Quorum. At all meetings of the Board, the presence of a majority of the Whole Board shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by applicable law, by the applicable rules of any securities exchange upon which the stock of the Corporation is listed or traded, by the Certificate of Incorporation or by these Bylaws.
Section 2.11    Committees. The Board of Directors may, by resolution passed by a majority of the Whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Each member of a committee must meet the requirements for membership, if any, imposed by applicable law or by the applicable rules of any securities exchange upon which the stock of the Corporation is listed or traded. Any committee, to the extent permitted by applicable law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation as the Board of Directors may by resolution duly delegate to it except as prohibited by applicable law, and may authorize the seal of the Corporation to be affixed to all papers that may require it. Each committee shall keep regular minutes and report to the Board of Directors as and when required. Notwithstanding anything to the contrary contained in this Article II, the resolution of the Board of Directors establishing any committee of the Board of Directors or the charter of any such committee may establish requirements or procedures relating to the membership, governance or operation of such committee that are different from, or in addition to, those set forth in these Bylaws and, to the extent that there is any inconsistency between these Bylaws and any such resolution or charter, the terms of such resolution or charter shall control. Nothing herein shall limit the authority of the Board of Directors to appoint other committees consisting in whole or in part of persons who are not directors of the Corporation to carry out such functions as the Board may designate. Unless otherwise provided for in any resolution of the Board of Directors designating a committee pursuant to this Section 2.11, (i) a quorum for the transaction of business of such committee shall be a majority of the authorized number of members of such committee and (ii) the act of a majority of the members of such committee present at any meeting of such committee at which there is a quorum shall be the act of the committee (except as otherwise specifically provided by applicable law, by the Certificate of Incorporation or by these Bylaws).
Section 2.12    Presence at Meeting. Members of the Board of Directors or any committee designated by the Board may participate in the meeting of the Board or committee by means of conference telephone or similar communications equipment by means of which all persons in the meeting can hear each other and participate. The ability to participate in a meeting in the above manner shall constitute presence at such meeting for purposes of a quorum and any action thereat.
Section 2.13    Action Without Meetings. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, or by electronic transmission. Any person (whether or not then a director) may provide, whether through instruction to an agent or otherwise, that a consent to action will be effective at a future time (including, without limitation, a time determined upon the happening of an event), no later than sixty (60) days after such instruction is given or such provision is made and such consent shall be deemed to have been given for purposes of this Section 2.13 at such effective time so long as such person is then a director and did not revoke the consent prior to such time. Any such consent shall be revocable prior to its becoming effective.
Section 2.14    Compensation. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.
Section 2.15    Compliance with Procedures. If the chair of any meeting of stockholders relating to the election of directors determines that a nomination of any candidate for election as a director was not made in accordance with the applicable provisions of these Bylaws, such nomination shall be void. Notwithstanding anything in these Bylaws to the contrary, unless otherwise required by applicable law, if a stockholder intending to make a nomination at an annual or special meeting pursuant to Section 1.14 does not provide the notice and information required under Section 1.14 to the Corporation (including, without limitation, providing the updated information required by Section 1.14 by the deadlines specified therein), or the stockholder (or a qualified representative of such stockholder) does not appear at the meeting to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Corporation.
Section 2.16    Submission of Questionnaire; Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 1.14) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (a) is not and will not become a party to (i) any transaction, agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (b) is not and will not become a party to any transaction, agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, (c) in such person’s individual capacity and on behalf of any person or entity on whose behalf, directly or indirectly, the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with, applicable law and all applicable publicly disclosed corporate governance, conflict of interest, corporate opportunities, confidentiality and stock ownership and trading policies and guidelines of the Corporation, (d) will abide by the requirements of Section 1.6(d) and (e) consents to being named as a nominee in the Corporation’s proxy statement pursuant to Rule 14a-4(d) under the Exchange Act and any associated proxy card of the Corporation and agrees to serve if elected as a director.

ARTICLE III
OFFICERS
Section 3.1    Election; Term of Office; Appointments. The elected officers of the Corporation, which shall be elected by the Board of Directors, shall be a Chief Executive Officer, a President, a Chief Financial Officer, a Treasurer, a Secretary and such other officers as the Board of Directors from time to time may deem proper. All officers elected by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article III. Such officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof. The Board of Directors (or any committee thereof) may from time to time elect, or the Chair of the Board of Directors, the Chief Executive Officer or President may appoint, such other officers (including, without limitation, one or more Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Assistant Secretaries, Assistant Treasurers, Controllers and Assistant Controllers) and such agents, as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in these Bylaws or as may be prescribed by the Board or such committee or by the Chair of the Board of Directors, the Chief Executive Officer or President, as the case may be. Officers of the Corporation shall hold office until their successors are chosen and qualify in their stead or until their earlier death, resignation or removal, and shall perform such duties as from time to time shall be prescribed by these Bylaws and by the Board and, to the extent not so provided, as generally pertain to their respective offices. Two (2) or more offices may be held by the same person.
Section 3.2    Removal and Resignation. Any officer elected or appointed by the Board of Directors may be removed from office with or without cause at any time by the affirmative vote of a majority of the Whole Board, unless otherwise provided by resolution of the Board of Directors. Any officer or agent appointed by the Chair of the Board of Directors, the Chief Executive Officer or the President may be removed from office with or without cause at any time by such person, unless otherwise provided by resolution of the Board of Directors, or by the affirmative vote of a majority of the Whole Board. Any officer may resign at any time upon written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective.
Section 3.3    Vacancies. A newly created elected office and a vacancy in any elected office because of death, resignation, or removal may be filled by the Board of Directors. Any vacancy in an office appointed by the Chair of the Board of Directors, the Chief Executive Officer or the President because of death, resignation, or removal may be filled by the Chair of the Board of Directors, the Chief Executive Officer or the President, as applicable, or by the Board of Directors.
Section 3.4    Chair of the Board of Directors. The Chair of the Board of Directors shall be elected by the Board of Directors. The Board of Directors may determine whether the Chair of the Board of Directors is an executive Chair or non-executive Chair. Unless otherwise determined by the Board of Directors, an executive Chair shall be deemed to be an officer of the Corporation. The Board of Directors may at any time and for any reason designate another director to serve as Chair of the Board of Directors and may determine whether any Chair of the Board of Directors shall be or cease to be an executive Chair. The Chair of the Board of Directors shall preside at all meetings of the stockholders and of the Board of Directors and shall perform such duties and exercise such powers as from time to time shall be prescribed by these Bylaws or by the Board of Directors.
Section 3.5    President and/or Chief Executive Officer. The President or Chief Executive Officer, in the absence of the Chair of the Board of Directors or the Lead Independent Director, if any, shall preside at meetings of the stockholders and of the Board of Directors. The President and Chief Executive Officer shall have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President and Chief Executive Officer shall have the power to execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by applicable law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these Bylaws, the Board of Directors or the President or Chief Executive Officer. The President and Chief Executive Officer shall have such authority and perform such duties in the management of the Corporation as from time to time shall be prescribed by the Board of Directors and, to the extent not so prescribed, the President and Chief Executive Officer shall have such authority and perform such duties in the management of the Corporation, subject to the control of the Board, as generally pertain to the office of President or Chief Executive Officer, respectively.
Section 3.6    Chief Financial Officer. The Chief Financial Officer shall be responsible for the overall management of the financial affairs of the Corporation. The Chief Financial Officer shall render a statement of the Corporation’s financial condition and an account of all transactions whenever requested by the Board of Directors, by the Chair of the Board of Directors or by the Chief Executive Officer or President. The Chief Financial Officer shall perform such other duties as may be prescribed by these Bylaws or as may be assigned to him or her by the Board of Directors, by the Chair of the Board of Directors or by the Chief Executive Officer or President, and, except as otherwise prescribed by the Board of Directors, he or she shall have such powers and duties as generally pertain to the office of Chief Financial Officer.
Section 3.7    Executive Vice Presidents, Senior Vice Presidents and Vice Presidents. Executive Vice Presidents, Senior Vice Presidents, Vice Presidents and such other officers/titles as established from time to time shall perform such duties as from time to time shall be prescribed by these Bylaws, by the Board of Directors, by the Chair of the Board of Directors or by the Chief Executive Officer or President, and, except as otherwise prescribed by the Board of Directors, they shall have such powers and duties as generally pertain to such office.
Section 3.8    Secretary. The Secretary or person appointed as secretary at all meetings of the Board of Directors and of the stockholders shall record all votes and the minutes of all proceedings in a book to be kept for that purpose, and he or she shall perform like duties for the committees of the Board of Directors when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, if required. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest to the affixing by such officer’s signature. The Secretary shall see that all books and records pertaining to meetings and proceedings of the Board of Directors (and any committee thereof) and of the stockholders required by applicable law to be kept or filed are properly kept or filed, as the case may be. The Secretary shall perform such other duties as may be prescribed by these Bylaws or as may be assigned to him or her by the Board of Directors, Chair of the Board of Directors or the Chief Executive Officer or President, and, except as otherwise prescribed by the Board of Directors, he or she shall have such powers and duties as generally pertain to the office of Secretary.
Section 3.9    Treasurer. The Treasurer shall have responsibility for the Corporation’s funds and securities. He or she shall perform such other duties as may be prescribed by these Bylaws or as may be assigned to him or her by the Chair of the Board of Directors, the President or Chief Executive Officer, the Chief Financial Officer or the Board of Directors, and, except as otherwise prescribed by the Board of Directors, he or she shall have such powers and duties as generally pertain to the office of Treasurer
ARTICLE IV
STOCK
Section 4.1    Stock. The shares of the Corporation shall be represented by certificates in such form as the appropriate officers of the Corporation may from time to time prescribe or shall be uncertificated. If shares shall be represented by certificates, then such certificates shall be numbered and registered, shall exhibit the holder’s name and the number of shares, and shall be signed in the name of the Corporation by any two (2) authorized officers of the Corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue. At all times that the Corporation’s stock is listed on a U.S. national securities exchange, the shares of the stock of the Corporation shall comply with all direct registration system eligibility requirements established by such exchange, including, without limitation, any requirement that shares of the Corporation’s stock be eligible for issue in book-entry form. All issuances and transfers of shares of the Corporation’s stock shall be entered on the books of the Corporation with all information necessary to comply with such direct registration system eligibility requirements, including the name and address of the person to whom the shares of stock are issued, the number of shares of stock issued and the date of issue. The Board of Directors shall have the power and authority to make such rules and regulations as it may deem necessary or proper concerning the issue, transfer and registration of shares of stock of the Corporation in both the certificated and uncertificated forms.
Section 4.2    Lost, Stolen or Destroyed Certificates. No new certificate for shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the Corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board of Directors or any financial officer of the Corporation may in its or his or her discretion require. A new certificate may be issued without requiring any bond when, in the judgment of the Board of Directors or such financial officer, it is proper to do so.
Section 4.3    Transfers of Stock. Transfers of shares of the stock of the Corporation shall be made upon the books of the Corporation (i) in the case of certificated shares of stock, upon presentation of such certificates by the registered holder in person or by a duly authorized attorney, or upon presentation of proper evidence of succession, assignment or authority to transfer such shares of stock, and upon surrender of the appropriate certificate(s), or (ii) in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered owner of such uncertificated shares, or from a duly authorized attorney or from an individual presenting proper evidence of succession, assignment or authority to transfer the stock. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.
Section 4.4    Holder of Record. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the exclusive holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by applicable law.
Section 4.5    Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agencies and registry offices or agencies at such place or places as may be determined from time to time by the Board of Directors.
Section 4.6    Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on the outstanding shares of capital stock of the Corporation, subject to the requirements of applicable law and the provisions of the Certificate of Incorporation. Such dividends may be paid in cash, in property, or in shares of the Corporation’s capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for purchasing any of the shares of capital stock, warrants, rights, options, bonds, debentures, notes, scrip or other securities or evidences of indebtedness of the Corporation, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

ARTICLE V
INDEMNIFICATION
Section 5.1    Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was, at any time during which this Article V is in effect (whether or not such person continues to serve in such capacity at the time any indemnification or advancement of expenses pursuant hereto is sought or at the time any Proceeding relating thereto exists or is brought), a director or officer of the Corporation or by reason of the fact that such person, at the request of the Corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity (a “Covered Person”).
Section 5.2    Prepayment of Expenses. The Corporation shall pay the reasonable expenses (including, without limitation, attorneys’ fees) incurred by any Covered Person of the Corporation in defending any Proceeding in advance of its final disposition, except where such Covered Person pleads guilty or nolo contendere in a criminal proceeding (excluding traffic violations and other minor offenses); provided, however, that the payment of such expenses shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it shall ultimately be determined that such person is not entitled to be indemnified.
Section 5.3    Claims. If a claim for indemnification or payment of expenses (including, without limitation, attorneys’ fees) under this Article V is not paid in full within sixty (60) days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action, the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.
Section 5.4    Non-Exclusivity of Rights. The rights conferred on any person by this Article V shall not be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, these Bylaws or any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advancement of expenses, to the fullest extent not prohibited by applicable law.
Section 5.5    Insurance. The Corporation may purchase and maintain insurance on behalf of any Covered Person against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article V or applicable law.
Section 5.6    Certain Definitions. For purposes of this Article V, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including, without limitation, any constituent of a constituent) absorbed in a consolidation or merger that, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was, at the request of such constituent corporation, serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity, shall stand in the same position under the provisions of this Article V with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article V, references to any service “at the request of the Corporation” shall include, without limitation, any service that imposes duties, or involves services, with respect to an employee benefit plan, its participants or beneficiaries.
Section 5.7    Survival of Indemnification and Advancement of Expenses. The indemnification and, subject to the discretion of the Board of Directors, advancement of expenses provided by, or granted pursuant to, this Article V or the Certificate of Incorporation shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Covered Person and shall inure to the benefit of the heirs, executors and administrators of such a person.
Section 5.8    Other Indemnification. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.
Section 5.9    Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article V, or any provision of the Certificate of Incorporation relating to a right to indemnification or to advancement of expenses, shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.
Section 5.10    Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article V to Covered Persons.

ARTICLE VI
MISCELLANEOUS
Section 6.1    Delaware Office. The address of the registered office of the Corporation in the State of Delaware is 3500 South Dupont Highway, in the City of Dover, County of Kent, Delaware 19901 and the name of its registered agent at such address is Incorporating Services, Ltd.
Section 6.2    Other Offices. The Corporation may also have offices at other such places, both within and without the State of Delaware, as the Board of Directors from time to time may appoint or the business of the Corporation may require.
Section 6.3    Seal. A corporate seal, if any, shall be in the form adopted by the Board of Directors. Such seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. Such seal may be affixed by any officer of the Corporation to any instrument executed by authority of the Corporation, and such seal when so affixed may be attested by the signature of any officer of the Corporation.
Section 6.4    Notice. Whenever notice is required to be given by applicable law, the Certificate of Incorporation or these Bylaws, a written or electronically transmitted waiver by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Notice to stockholders shall be given in the manner set forth in the DGCL. Notice to directors or committee members may be given personally or by means of electronic transmission.
Section 6.5    Amendments. These Bylaws may be altered, amended or repealed, or new Bylaws adopted, only to the extent and in the manner provided in the Certificate of Incorporation.
Section 6.6    Checks. All checks, drafts, notes and other orders for the payment of money shall be signed by such officer or officers or agents as from time to time may be designated by the Board of Directors or by such officers of the Corporation as may be designated by the Board of Directors to make such designation.
Section 6.7    Fiscal Year. The fiscal year of the Corporation shall be fixed, and may thereafter be changed, by the Board of Directors.

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